AGREEMENT TO FILE JOINTLY AND STATEMENT APPOINTING DESIGNATED FILER AND AUTHORIZED SIGNATORY
      Each of the undersigned entities and individuals (collectively, the
"Reporting Persons") hereby authorizes and designates Kleiner Perkins
Caufield & Byers XIII, LLC or such other person or entity as is designated in writing by Ted Schlein (the "Designated Filer") as the beneficial owner to prepare and file on behalf of such Reporting Person individually, or jointly together with the other Reporting Persons, any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the
United States Securities and Exchange Commission pursuant to the
Securities Act of 1933, as amended (together with the implementing regulations thereto, the "Act"), the Securities Exchange Act of 1934, as amended (together with the implementing regulations thereto, the
"Exchange Act") or any other state or federal agency (collectively, the
"Reports") with respect to the Reporting Person's ownership of, or transactions in, securities of any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person
(collectively, the "Companies").
      Each Reporting Person hereby further authorizes and designates
Susan Biglieri (the "Authorized Signatory") to execute and file on behalf of such Reporting Person the Reports and to perform any and all other acts, which in the opinion of the Designated Filer or Authorized
Signatory may be necessary or incidental to the performance of the foregoing powers herein granted.
      The authority of the Designated Filer and the Authorized Signatory
under this Document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file any Reports with respect to the Reporting Person's ownership of, or transactions in, the securities of the Companies, unless earlier revoked in writing. Each
Reporting Person acknowledges that the Designated Filer and the
Authorized Signatory are not assuming any of the Reporting Person's responsibilities to comply with the Act or the Exchange Act.

        Kleiner Perkins Caufield & Byers XIII, LLC
        By: KPCB XIII Associates, LLC
        By:/s/ Ted Schlein
        Ted Schlein, Managing Director

        KPCB XIII Associates, LLC
        By:/s/ Ted Schlein
        Ted Schlein, Managing Director

        KPCB Digital Growth Fund, LLC
        By: KPCB DGF Associates, LLC
        By:/s/ Ted Schlein
        Ted Schlein, Managing Director

        KPCB Digital Growth Founders Fund, LLC
        By: KPCB DGF Associates, LLC
        By:/s/ Ted Schlein
        Ted Schlein, Managing Director

        KPCB DGF Associates, LLC
        By:/s/ Ted Schlein
        Ted Schlein, Managing Director